UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2014

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              202 Osmanthus Way, Canton, GA  30114

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01

Entry into a Material Definitive Agreement

Convertible Note to JMJ Financial

On August 26, 2014 Blue Water Global Group, Inc. (“Blue Water”) executed and sold to JMJ Financial (“Investor”) a $335,000 Convertible Promissory Note (“Note”).  The Note was effected and dated August 13, 2014 (“Effective Date”) and provides up to an aggregate of $300,000 in gross proceeds after taking into consideration an Original Issued Discount (“OID”) of $35,000.

A key feature of the Note is that should Blue Water, at its sole discretion, repay all consideration received pursuant to the Note within 90 days of the Effective Date, there will be zero percent interest charged under the Note.  Otherwise, there will be a one-time interest charge of 12% for all consideration received by Blue Water pursuant to the Note.

At any time after 180 days of the Effective Date, the Investor may convert all or part of the Note into shares of Blue Water’s common stock at the lesser of $0.011 a share or 60% of the lowest trade price in the 25 trading days prior to the conversion.

The Investor has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of Blue Water.  The Note also provides for penalties and rescission rights if Blue Water does not deliver shares of its common stock upon conversion within the required timeframes.

Blue Water claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, the Investor is an accredited investor, the Investor had access to information about Blue Water and its investment, the Investor took the securities for investment and not resale, and Blue Water took appropriate measures to restrict the transfer of the securities.

As of the Effective Date the Investor funded Blue Water $36,500 under the Note.  Blue Water is using these proceeds as bridge financing and intends to repay this consideration within 90 days of the Effective Date thereby utilizing the zero interest feature of the Note.

The foregoing descriptions of the Note are qualified in their entirety by reference to such Note which is filed as Exhibit 4.12 hereto and are incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.12

$335,000 Convertible Promissory Note and Amendment between Blue Water Global Group, Inc. and JMJ Financial dated August 13, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: August 27, 2014

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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